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                                                                    EXHIBIT 10.1



                            UNISPHERE NETWORKS, INC.

              SECOND AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

1.      Purpose

        The purpose of this Second Amended and Restated 1999 Stock Incentive Plan (the "Plan") of Unisphere Networks, Inc. ("Unisphere"), a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interest of such persons with those of the Company's stockholders. Except where the context otherwise requires (but in no event for purposes of Section 3), the term "Company" shall include (a) any present or future "subsidiary" corporations of Unisphere Networks, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), (b) to the extent permitted by the Board of Directors of the Company (the "Board") in an Award (as hereinafter defined) or otherwise, any present or future parent corporation of the Company as defined in Section 424(e) of the Code and (c) to the extent permitted by the Board in an Award or otherwise, any present or future majority-owned subsidiary corporation of any parent corporation of the Company.

2.      Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award"), provided that such person is an individual who would qualify to receive an Award under Rule 701 of the Securities Act of 1933, as amended (the "Securities Act"), under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.      Administration, Delegation

        (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. The Board may interpret the Plan and the Awards, as well as any rules, guidelines and practices, with such interpretation to be accorded the maximum deference permitted by law. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b) Recommendations of Chief Executive Officer. The Chief Executive Officer of the Company may make recommendations to the Board with respect to the grant of Awards, and the Board shall give due consideration to such recommendations. The express provisions of this Section 3(b) shall be of no force or effect at such times as the Company has a class of equity securities which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Company has a class of equity securities which is registered under the Exchange Act, any such Committee shall consist of not less than two members, each member of which


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shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act and shall (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards) qualify as "outside directors" for purposes of Section 162(m) of the Code. All references in the Plan to the "Board" shall mean (i) the Board or (ii) a Committee to the extent that the Board's powers or authority under the Plan have been delegated to such Committee under this Section 3(c).

4.      Stock Available for Awards

        (a) Number of Shares. Subject to adjustment under Section 8(e) or 8(f), Awards may be made under the Plan for an initial issuance of up to 29,227,328 shares of common stock, $0.01 par value per share ("Common Stock") of the Company, to be increased annually on April 1st of each year, beginning in 2002, by a number equal to the lesser of (i) 5% of the outstanding shares of Common Stock on the last trading day in March, (ii) 7,000,000 shares of Common Stock, or (iii) such amount as is determined by the Board, all of which may be available for Awards of Options (as hereinafter defined). The aggregate number of shares available for grant under the Plan, subject to adjustment under
Section 8(e) or 8(f), shall be 37,076,226 shares. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares of treasury shares.

        (b) Per-Participant Limit. Subject to adjustment under Section 8(e) or 8(f), for Awards granted at or after such time as the Company is subject to
Section 162(m) of the Code, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 2,720,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.      Stock Options

        (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be identified as such, shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code and shall only be granted to employees of Unisphere or its subsidiary corporations as defined in Section 424(f) of the Code, or, to the extent permitted by the Board in an Option Award Agreement or otherwise, any parent corporation of Unisphere. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable Option award agreement (the "Option Award Agreement"). In the case of any Option intended to qualify for special relief for options from the limitation of Section 162(m) of the Code, the exercise price of such Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted; and the exercise price with respect to each Incentive Stock Option shall not be less than 100% (or 110%, in the case of an individual described in




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Section 422(b)(6) of the Code (relating to certain 10% owners)) of the Fair
Market Value (as hereinafter defined) of a share of Common Stock on the day the Option is granted.

        For purposes of the Plan, "Fair Market Value" per share of Common Stock as of a particular date means (i) if shares of Common Stock (including, for purposes of this paragraph, American Depository Receipts (or any similar security) in respect thereof) are then listed on a national stock exchange, the closing sales price per share of Common Stock on the exchange for the last preceding date on which there was a sale of shares of Common Stock on such exchange, as determined by the Board, (ii) if shares of Common Stock are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such shares of Common Stock in such market, as determined by the Board, or (iii) if shares of Common Stock are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Board in its discretion may in good faith determine; provided that, where the shares of Common Stock are so listed or traded, the Board may make such discretionary determinations where the shares of Common Stock have not been traded for 10 trading days.

        (d) Duration of Options. Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the tenth anniversary of the date of grant or shall have such other term as is set forth in the applicable Option Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant).

        (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised.

        (f) Incentive Stock Option Annual Limitation. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Participant may be awarded Incentive Stock Options which are first exercisable by the Participant during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

        (g) Disqualifying Disposition. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant or, if applicable, a permitted successor of the Participant, prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of
Section 422 of the Code, such Participant, or, if applicable, such successor, shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

        (h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

            (1) in cash or by check, payable to the order of the Company;

            (2) to the extent permitted by the Board in an Option Award Agreement or otherwise, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;




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            (3) to the extent permitted by the Board in an Option Award
Agreement or otherwise, by (A) delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, which Common Stock was owned by the Participant at least six months prior to such delivery, (B) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (C) payment of such other lawful consideration as the Board may determine; or

            (4) by any combination of the above permitted forms of payment.

6.      Restricted Stock

        (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to require forfeiture of such shares (or to repurchase all or part of such shares at their issue price or other stated or formula price, if applicable) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.      Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions and the grant of securities convertible into Common Stock.

8.      General Provisions Applicable to Awards

        (a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. Without limiting the foregoing, any transfer of the underlying Common Stock of an Award, if permitted by Unisphere, shall be so transferable only to Unisphere for value, or pursuant to death, domestic relations orders and transfers by gift or domestic relations orders to persons enumerated under Rule 701 of the Securities Act (other than in connection with certain corporate events described herein or a registered public offering). References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. The certificates for shares issued hereunder may include any legend which the Board deems appropriate to reflect any restriction on transfer hereunder or under an Award or as the Board may otherwise deem appropriate. Without limiting any other provision of the Plan, each Participant shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry or effect one or




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more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan or any Award.

        (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

        (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e) Certain Acquisition Events.

            (1) Assumption of Options and Awards. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board may take any one or more of the following actions, or any other action not inconsistent with the terms of the Plan, with respect to then outstanding Awards: (i) provide that outstanding Options (and stock appreciation rights) shall be assumed, or equivalent Options (and stock appreciation rights) shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; or
(ii) provide that any other outstanding stock-based Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

        An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company, if the Company owns less than a majority of the combined voting power of the voting securities of the acquiring entity or other person; or (c) the sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 80% of the voting power of the voting securities of the Company, if the Company owns less than a majority of the combined voting power of the voting securities of the acquiring entity or other person. Notwithstanding the foregoing, (x) a merger or consolidation with a Siemens Entity (as defined below) shall not be an Acquisition Event under clause (a) of the foregoing sentence, and (y) sales to a Siemens Entity shall be disregarded under clauses (b) and (c) of the foregoing sentence. For these purposes, a "Siemens Entity" shall be any entity which is controlling, controlled by or under common control with Siemens AG; provided that, without limiting the generality of the foregoing, the term "Siemens Entity" shall expressly include any entity the combined voting power of the voting securities of which is owned, directly or indirectly, 50% or more by Siemens AG.

            (2) Acceleration, Etc. Unless otherwise provided in the Option Award Agreement or the stock restriction agreement relating to a Restricted Stock Award, or in the award agreement relating to other stock-based awards under
Section 7, as applicable, upon the occurrence of an Acquisition Event, (i) in case of an Option for shares with respect to which the Option (or stock appreciation right) is not then exercisable (but only to the extent the Option (or stock appreciation right) may in the future become exercisable and is otherwise then outstanding) the Option shall be exercisable for the number of shares of Common Stock as is scheduled to apply on the date 12 months after the closing of the Acquisition Event, provided, however, that with respect to any Option granted to a non-employee Director of the Company, such Option shall become immediately exercisable in full, (ii) all restrictions relating to outstanding




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shares then subject to restrictions pursuant to the Restricted Stock Award shall lapse with respect to the number of shares which are scheduled to become free of restriction during the 12 months to follow the closing of the Acquisition Event and (iii) vesting conditions applicable to Awards not covered by clause (i) or
(ii) shall lapse to the extent that they would be scheduled to lapse during the 12 months to follow the closing of the Acquisition Event. In addition, upon the occurrence of an Acquisition Event, or the execution by the Company of an agreement with respect to an Acquisition Event, the Board may take any one of the following actions with respect to then outstanding Awards: (i) upon written notice to the Participants, provide that all then unexercised Options (and stock appreciation rights) will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of the Acquisition Event; (ii) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; (iii) in the event of an Acquisition
Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options (and stock appreciation rights) shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (or stock appreciation rights) (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options (or stock appreciation rights); and (iv) provide that any other stock-based Awards outstanding shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event.

        (f) Certain Changes in Capital Structure.

            (1) In General. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the outstanding Awards, then:

            (x) the maximum aggregate number of shares of Common Stock which may be made subject to Options under the Plan, the maximum aggregate number and kind of shares of Restricted Stock that may be granted under the Plan and the maximum amount of Awards generally which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

            (y) the Board may take any such action as in its judgment shall be necessary to preserve the Participants' rights in their respective Awards substantially proportionate to the rights existing in such Awards prior to such event, including, without limitation, adjustments in (A) the number of Options (and stock appreciation rights) granted, (B) the number and kind of shares or other property to be distributed in respect of Options (and stock appreciation rights) (if and as applicable) and (C) the Option exercise price (and the exercise price of stock appreciation rights).

If this Section 8(f) applies and Section 8(e) also applies to any event, then
Section 8(e) shall be applicable, and this Section 8(f) shall not be applicable to the extent inconsistent with the actions taken and results occurring in accordance with Section 8(e).




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            (2) Assumption of Awards Upon Certain Events. The Board may grant
Awards under the Plan in substitution for stock and stock-based awards held by employees or another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

            (3) Restricted Stock. Any shares or other securities distributed to a Participant with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power as provided in Section 6. In addition, if the Company shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is then subject to restrictions imposed by Section 6 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.

        (g) Right of First Refusal; Right of Repurchase. At the time of grant of an Award, the Board may provide in connection with any Award under the Plan that shares of Common Stock received in connection with Awards shall be subject to
(i) a right of first refusal pursuant to which the Company shall be entitled to purchase such shares in the event of a prospective sale of shares of Common Stock, subject to such terms and conditions as the Board may specify at the time of the grant of the Award or (if permitted by the Award) thereafter, or (ii) a right of repurchase, pursuant to which the Company shall be entitled to purchase such shares of Common Stock at a price determined by, or under a formula set by, the Board at the time of grant or (if permitted by the Award) thereafter, subject to such other terms and conditions as the Board may specify at the time of grant.

        (h) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. Notwithstanding anything contained in the Plan to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Board shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide shares of Common Stock to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option or Restricted Stock (or other stock-based Awards) shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any other stock-based Awards.

        (i) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (j) Conditions on Delivery of Stock.

            (1) The obligation of the Company to sell shares of Common Stock with respect to an Award shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

            (2) The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options.

            (3) Each grant of an Award (or issuance of shares of Common Stock in respect thereof) is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award (or the issuance of shares of Common Stock in respect thereof), no payment shall be made or share issued or grant of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Board.

            (4) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required under the Securities Act, and the Board may require any individual receiving shares of Common Stock pursuant to the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent to the Company in writing that the shares of Common Stock acquired by such individual are acquired for investment only and not with a view to distribution and that such shares of Common Stock will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

        (k) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.      Miscellaneous

        (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c) Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 9(c).

        (d) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of five years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was




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

approved by the Company's stockholders, but Awards previously granted may remain outstanding beyond that date.

        (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

        (f) Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

        (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.





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

                            UNISPHERE NETWORKS, INC.

              SECOND AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

                              CALIFORNIA SUPPLEMENT


        Pursuant to Section 10(e) of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code:

        Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a "California Participant") shall be subject to the following additional limitations, terms and conditions:





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1.      Additional Limitations on Options.

Minimum Vesting Rate. Except in the case of Options granted to California Participants who are officers, directors, consultants or advisors of the Company or its affiliates (which Options may become exercisable at whatever rate is determined by the Board), Options granted to California Participants shall become exercisable at a rate of no less than 20% per year over five years from the date of grant; provided, that, such Options may be subject to such reasonable forfeiture conditions as the Board may choose to impose and which are not inconsistent with Section 260.140.41 of the California Code of Regulations.

Minimum Exercise Price. The exercise price of Options granted to California Participants may not be less than 85% of the Fair Market Value of the Common Stock on the date of grant in the case of a Nonstatutory Stock Option or less than 100% of the Fair Market Value of the Common Stock on the date of grant in the case of an Incentive Stock Option; provided, however, that if the California Participant is a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the exercise price shall be not less than 110% of the Fair Market Value of the Common Stock on the date of grant.

Maximum Duration of Options. No Options granted to California Participants will be granted for a term in excess of 10 years.

Minimum Exercise Period Following Termination. Unless a California Participant's employment is terminated for cause (as defined in any contract of employment between the Company and such Participant, or if none, in the instrument evidencing the grant of such Participant's Option), in the event of termination of employment of such Participant, he or she shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, as follows: (i) at least six months from the date of termination, if termination was caused by such Participant's death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant's death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code.

Limitation on Repurchase Rights. If an Option granted to a California Participant gives the Company the right to repurchase shares of Common Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with Section 260.140.41(k) of the California Code of Regulations.


1.      Additional Limitations for Restricted Stock Awards.

Minimum Purchase Price. The purchase price for a Restricted Stock Award granted to a California Participant shall be not less than 85% of the Fair Market Value of the Common Stock at the time such Participant is granted the right to purchase shares under the Plan or at the time the purchase is consummated; provided, however, that if such Participant is a person who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations, the purchase price shall be not less than 100% of the Fair Market Value of the Common Stock at the time such Participant is granted the right to purchase shares under the Plan or at the time the purchase is consummated.

Limitation of Repurchase Rights. If a Restricted Stock Award granted to a California Participant gives the Company the right to repurchase shares of Common Stock issued pursuant to the Plan upon




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termination of employment of such Participant, the terms of such repurchase right must comply with Section 260.140.42(h) of the California Code of Regulations.

Additional Limitations for Other Stock-Based Awards. The terms of all Awards granted to a California Participant under Section 7 of the Plan shall comply, to the extent applicable, with Section 260.140.41 or Section 260.140.42 of the California Code of Regulations.

2. Additional Limitations on Transferability of Awards. Except as provided in the next sentence, Awards granted to California Participants shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of such Participant, shall be exercisable only by such Participant. Notwithstanding the foregoing, the Board may, in the case of Nonstatutory Stock Options, allow them to be transferred to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to "immediate family" as that term is defined in Rule 16a-1(e) under the Exchange Act.

3. Additional Requirement to Provide Information to California Participants. The Company shall provide to each California Participant and to each California Participant who acquires Common Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

4. Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the Company's stockholders within 12 months before or after the date the Plan was adopted by the Board.

Additional Limitations Relating to Definition of Fair Market Value. For purposes of Section 1(b) and 2(a) of this supplement, "Fair Market Value" shall be determined in a manner not inconsistent with Section 260.140.50 of the California Code of Regulations.




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